UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 12, 2006 (Date of earliest event reported:  September 12, 2006)

RBC BEARINGS INCORPORATED

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-124824	95-4372080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Tribology Center

Oxford, CT 06478

 (Address of Principal Executive Offices, Including  Zip Code)

(203) 267-7001

 (Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 12, 2006, RBC Bearings Incorporated (the “Company”) announced that it has acquired the stock of All Power Manufacturing Co. in Santa Fe Springs, California for approximately $9.3 million.  A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

                Exhibit 99.1    Press Release of RBC Bearings Incorporated dated September 12, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 12, 2006

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary